Earnings Release

Company Contact:	First Potomac Realty Trust
Randy Haugh	7600 Wisconsin Avenue
Vice President, Finance	11th Floor
(240) 235-5573	Bethesda, MD 20814
rhaugh@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
SECOND QUARTER 2017 RESULTS

First Potomac Realty Trust to be Acquired by Government Properties Income Trust
in All-Cash Deal Valued at $1.4 Billion

BETHESDA, MD. (July 27, 2017) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and six months ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•	Reported net loss attributable to common shareholders of $2.7 million, or $0.05 per diluted share.

•	Reported Core Funds From Operations of $13.9 million, or $0.23 per diluted share.

•	Leased percentage at June 30, 2017 remained flat at 94.4% compared with June 30, 2016.

Transaction with Government Properties Income Trust

As previously announced, on June 27, 2017, First Potomac Realty Trust (“First Potomac”) entered into a definitive merger agreement with Government Properties Income Trust (NASDAQ: GOV) under which GOV will acquire all of the outstanding shares of First Potomac (the “Transaction”). Under the terms of the merger agreement, First Potomac shareholders will receive a cash payment of $11.15 per share at closing. This represents a premium of 9.3% to First Potomac’s 30-trading day volume weighted average price per share ended April 24, 2017, the last trading day before media speculation regarding a potential sale of First Potomac. The Transaction, which is valued at $1.4 billion, including the assumption of debt, is expected to close prior to year-end 2017. In the interim, the Company does not intend to hold quarterly earnings conference calls and, pursuant to the merger agreement, has agreed it will not pay dividends, except to the extent that dividends and other distributions are necessary for each of First Potomac and its real estate investment trust (“REIT”) subsidiary to maintain their respective status as a REIT.

The Transaction is subject to customary closing conditions, including approval by First Potomac shareholders at a special meeting. As a result, the Company can provide no assurances regarding when the Transaction will close, if at all. The Board of Trustees of First Potomac has unanimously approved both the merger and the merger agreement, and has recommended approval of the merger by First Potomac’s shareholders.

Earnings Release - Continued

Reconciliation of Net (Loss) Income Attributable to Common Shareholders and FFO, FFO Available to Common Shareholders and Unitholders and Core FFO
(amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income attributable to common shareholders	$(2,705)	$(5,491)	$40,439	$(9,597)
Depreciation and amortization:
Rental property	13,845	15,141	28,411	30,147
Unconsolidated joint ventures	700	895	1,571	1,776
Impairment of rental property(1)	—	2,772	—	2,772
(Gain) loss on sale of rental property(2)	—	—	(42,799)	1,155
Gain on sale of rental property owned through unconsolidated joint ventures(3)	—	—	(3,797)	—
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(123)	(294)	1,762	(427)
Dividends on preferred shares	—	794	—	3,042
Issuance costs of redeemed preferred shares(4)	—	3,095	—	4,999
Funds from operations (“FFO”)	11,717	16,912	25,587	33,867
Dividends on preferred shares	—	(794)	—	(3,042)
Issuance costs of redeemed preferred shares(4)	—	(3,095)	—	(4,999)
FFO available to common shareholders and unitholders	11,717	13,023	25,587	25,826
Issuance costs of redeemed preferred shares(4)	—	3,095	—	4,999
Loss on debt extinguishment	—	—	—	48
Transaction costs(5)	2,212	—	2,212	—
Core FFO	$13,929	$16,118	$27,799	$30,873

Net (loss) income attributable to common shareholders per share - basic	$(0.05)	$(0.10)	$0.70	$(0.17)
Net (loss) income attributable to common shareholders per share - diluted	$(0.05)	$(0.10)	$0.70	$(0.17)
Weighted average basic common shares	57,999	57,577	57,662	57,559
Weighted average diluted common shares	57,999	57,577	57,940	57,559

FFO available to common shareholders and unitholders per share – basic and diluted	$0.19	$0.22	$0.43	$0.43
Core FFO per share – diluted	$0.23	$0.27	$0.46	$0.51
Weighted average basic common shares and units	60,234	60,155	60,207	60,151
Weighted average diluted common shares and units	60,544	60,230	60,486	60,232

(1)	In the second quarter of 2016, we recorded a $2.8 million impairment charge related to the sale of Storey Park, which was subsequently sold in July 2016.

(2)
The gain on sale of rental property for the six months ended June 30, 2017 primarily relates to the sale of Plaza 500, and the loss on sale of rental property for the six months ended June 30, 2016 relates to the sale of a portfolio of properties located in Northern Virginia.

(3)
Reflects our proportionate share of the gain on sale of Aviation Business Park and Rivers Park I and II, which were sold by the unconsolidated joint ventures that owned the respective properties. The gain is reflected within equity in earnings on our consolidated income statement for the six months ended June 30, 2017.

(4)
Represents original issuance costs associated with the 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the “7.750% Series A Preferred Shares”) that were redeemed during the periods presented.

(5)	Represents legal, advisory and accounting fees associated with the Transaction.

Earnings Release - Continued

The definitions of FFO, FFO available to common shareholders and unitholders and Core FFO, as well as the statements of purpose, are included below under “Non-GAAP Financial Measures.”

Second Quarter Results

Net (loss) income attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders for the three and six months ended June 30, 2017 and 2016 are as follows (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Net (loss) income attributable to common shareholders	$(2,705)	$(5,491)	$2,786	$40,439	$(9,597)	$50,036
Core FFO	$13,929	$16,118	$(2,189)	$27,799	$30,873	$(3,074)
FFO available to common shareholders and unitholders	$11,717	$13,023	$(1,306)	$25,587	$25,826	$(239)

Three months ended June 30, 2017 compared with the same period in 2016

Positive impacts to net loss attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders reflect the following:

•	a $0.8 million reduction in accrued preferred dividends due to the redemption of all of the outstanding 7.750% Series A Preferred Shares during 2016;

•
a $0.3 million decrease in general and administrative costs (which excludes $2.2 million of legal, advisory and accounting fees related to the Transaction, which is excluded from the calculation of Core FFO) primarily due to a decrease in compensation costs and other overhead reductions; and

•	a $0.5 million decrease in interest expense primarily due to a reduction in our outstanding debt.

Net loss attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders were adversely impacted by the following:

•	a $2.3 million reduction in net operating income from property dispositions; and

•	a $0.9 million decrease in interest income due to the repayment of the $34.0 million mezzanine loan on 950 F Street, NW in the second quarter of 2016.

Six months ended June 30, 2017 compared with the same period in 2016

Net income (loss) attributable to common shareholders for the six months ended June 30, 2017 primarily increased compared with the six months ended June 30, 2016 due to a $42.7 million gain on the sale of Plaza 500 in the first quarter of 2017. Gains and losses from the sale of properties are excluded from both Core FFO and FFO. Positive impacts to net income (loss) attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders reflect the following:

•	a $3.0 million reduction in accrued preferred dividends due to the redemption of all of the outstanding 7.750% Series A Preferred Shares during 2016;

•	a $1.0 million decrease in interest expense primarily due to a reduction in our outstanding debt;

•	a $0.4 million decrease in general and administrative costs (which excludes $2.2 million of legal, advisory and accounting fees related to the Transaction, which is excluded from the

Earnings Release - Continued

calculation of Core FFO) primarily due to a decrease in compensation costs and other overhead reductions; and

•	a $0.2 million increase in Same Property net operating income (“Same Property NOI”).

Net income (loss) attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders were adversely impacted by the following:

•	a $4.0 million reduction in net operating income from property dispositions; and

•	a $1.7 million decrease in interest income due to the repayment of the $34.0 million mezzanine loan on 950 F Street, NW in the second quarter of 2016.

Operating Performance - Leasing and Occupancy

At June 30, 2017, our consolidated portfolio consisted of 71 buildings totaling 6.0 million square feet. Leasing and occupancy highlights for our consolidated portfolio were as follows:

Leased and occupied %(1)
	June 30, 2017	June 30, 2016	Year-over-year basis point increase	March 31, 2017
Leased	94.4%	94.4%	—	94.0%
Occupied	92.6%	93.1%	(50)	92.4%
(1) Excludes properties in development or redevelopment for the respective periods.

Leased percentage during the second quarter of 2017 remained flat compared with the same period in 2016, while occupied percentage slightly decreased largely due to tenant move-outs at 11 Dupont Circle, NW.

Leasing Activity (square feet)
	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Total new leases	65,000	139,000
Total renewal leases	63,000	152,000
Total leases executed	128,000	291,000

For the three months ended June 30, 2017, we had a tenant retention rate of 56%, and we experienced positive net absorption of 18,000 square feet. The 56% retention rate is attributable to several lease terminations in our Washington, D.C., Northern Virginia and Southern Virginia segments.

For the six months ended June 30, 2017, we had a tenant retention rate of 39% and experienced negative net absorption of 98,000 square feet. The low retention rate and negative net absorption were largely due to the lease termination of the Department of Health and Human Services at 540 Gaither Road (“Redland I”) at Redland, who was the sole tenant of the 134,000 square-foot building. We have begun repositioning Redland I as the building was placed into redevelopment in March 2017. In addition, during the second quarter of 2016, we re-leased two floors at Redland I, which totaled 45,000 square feet, or approximately 34% of the building’s total square footage. We anticipate that the new tenant at Redland I will take occupancy in early 2018; however, we can provide no assurances regarding the timing of when the tenant will take occupancy. We exclude the square footage from properties in development and redevelopment from our leased and occupied calculations.

Earnings Release - Continued

Operating Performance - Same Properties

Same Property NOI (decreased) increased on an accrual basis for the three and six months ended June 30, 2017 compared with the same period in 2016 as follows:

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Washington, D.C.	(1.7)%	0.3%
Maryland	(0.1)%	1.8%
Northern Virginia	1.4%	2.2%
Southern Virginia	1.1%	(1.9)%
Total - accrual basis	(0.1)%	0.5%

The slight decrease in the Company’s Same Property NOI for the three months ended June 30, 2017 was due to a slight decrease in overall occupancy, primarily driven by a decrease in occupancy at 11 Dupont Circle, NW, which was almost entirely offset by reductions in anticipated bad debt expense in Northern Virginia and increases in rental rates in Southern Virginia.

A reconciliation of net (loss) income from our consolidated statements of operations to Same Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, can be found in our Second Quarter 2017 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Financing Activity

On May 23, 2017, we used a $32.0 million draw under the unsecured revolving credit facility, together with available cash, to repay, without penalty, the $32.2 million construction loan encumbering 440 First Street, NW. The loan had a variable interest rate of LIBOR plus a spread of 2.50% and was scheduled to mature on May 30, 2017.

Balance Sheet

We had $650.5 million of gross debt outstanding at June 30, 2017, of which $230.8 million was fixed-rate debt, $240.0 million was hedged variable-rate debt and $179.7 million was unhedged variable-rate debt. The weighted average interest rate of our debt was 3.7% at June 30, 2017.

On July 18, 2017, five swap agreements that together fixed LIBOR at a weighted average interest rate of 1.5% on $147.5 million of our variable rate date expired.

Dividends

Pursuant to the terms of the Transaction, the Company has agreed that it will not pay regular, quarterly distributions to the holders of the Company’s common shares prior to the closing of the Transaction, except to the extent that dividends and other distributions are necessary for each of the Company and its REIT subsidiary to maintain their respective status as a REIT. To the extent distributions are paid as necessary to maintain REIT status, such distributions will reduce the merger consideration on a dollar-for-dollar basis.

Investor Conference Call

As a result of the pending Transaction, the Company will not host a conference call to discuss second quarter 2017 results.

Earnings Release - Continued

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) are publicly traded on the New York Stock Exchange. As of June 30, 2017, our consolidated portfolio totaled 6.0 million square feet. Based on annualized cash basis rent, our portfolio consists of 66% office properties and 34% business park properties. A key element of First Potomac’s overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and over half of the portfolio’s multi-story office square footage is LEED or Energy Star Certified.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation the impact related to third parties from our consolidated joint venture. FFO available to common shareholders and unitholders is calculated as FFO less accumulated dividends on our preferred shares and the write-off of issuance costs associated with our redeemed preferred shares for the applicable periods presented. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

We consider FFO and FFO available to common shareholders and unitholders useful measures of performance for an equity REIT as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for common shares in determining FFO per diluted share. Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

Core FFO - We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable, issuance costs of redeemed preferred shares, acquisition costs and all costs associated with the Transaction. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented. Our presentation of Core FFO should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to (loss) income attributable to common shareholders in this release.

Earnings Release - Continued

Same Property NOI - Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income (loss) calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net income is presented below. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

Forward-Looking Statements

The forward-looking statements contained in this supplemental financial information, including statements regarding the pending merger transaction with Government Properties Income Trust (“GOV”) and the timing of such transaction, and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results, performance or achievements to differ materially from the Company’s expectations include, among others, the following: changes in general or regional economic conditions; the Company’s ability to obtain the required shareholder approval to consummate the pending merger transaction with GOV; the Company’s or GOV’s ability to consummate the pending merger transaction and the risks associated therewith; the outcome of any legal proceedings that may be instituted against the Company and others related to the merger agreement in connection with the pending merger transaction; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; the Company’s ability to obtain debt and/or financing on attractive terms, or at all; and other risks detailed under “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016 and in the other documents the Company files with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental	$29,360	$31,554	$60,178	$65,398
Tenant reimbursements and other	6,028	6,939	13,034	15,792
Total revenues	35,388	38,493	73,212	81,190
Operating expenses:
Property operating	8,350	8,543	18,307	20,080
Real estate taxes and insurance	4,459	4,920	9,120	10,136
General and administrative	6,214	4,305	10,712	8,884
Depreciation and amortization	13,845	15,141	28,411	30,147
Impairment of rental property	—	2,772	—	2,772
Total operating expenses	32,868	35,681	66,550	72,019
Operating income	2,520	2,812	6,662	9,171
Other expenses (income):
Interest expense	6,053	6,568	12,397	13,384
Interest and other income	(228)	(1,101)	(437)	(2,104)
Equity in earnings of affiliates	(477)	(663)	(4,700)	(1,219)
(Gain) loss on sale of rental property	—	—	(42,799)	1,155
Loss on debt extinguishment	—	—	—	48
Total other expenses (income)	5,348	4,804	(35,539)	11,264
Net (loss) income	(2,828)	(1,992)	42,201	(2,093)
Less: Net loss (income) attributable to noncontrolling interests	123	390	(1,762)	537
Net (loss) income attributable to First Potomac Realty Trust	(2,705)	(1,602)	40,439	(1,556)
Less: Dividends on preferred shares	—	(794)	—	(3,042)
Less: Issuance costs of redeemed preferred shares	—	(3,095)	—	(4,999)
Net (loss) income attributable to common shareholders	$(2,705)	$(5,491)	$40,439	$(9,597)

Basic and diluted earnings per common share:
Net (loss) income attributable to common shareholders - basic and diluted	$(0.05)	$(0.10)	$0.70	$(0.17)
Weighted average common shares outstanding:
Basic	57,999	57,577	57,662	57,559
Diluted	57,999	57,577	57,940	57,559

Earnings Release - Continued

Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets:
Rental property, net	$1,021,168	$1,059,272
Assets held-for-sale	—	13,176
Cash and cash equivalents	14,489	14,144
Escrows and reserves	2,518	1,419
Accounts and other receivables, net of allowance for doubtful accounts of $699 and $655, respectively	5,621	6,892
Accrued straight-line rents, net of allowance for doubtful accounts of $119 and $414, respectively	48,134	42,745
Investment in affiliates	41,363	49,392
Deferred costs, net	40,442	42,712
Prepaid expenses and other assets	4,137	5,389
Intangibles assets, net	22,622	25,106
Total assets	$1,200,494	$1,260,247
Liabilities:
Mortgage loans, net	$271,720	$296,212
Unsecured term loan, net	299,462	299,404
Unsecured revolving credit facility, net	73,958	141,555
Accounts payable and other liabilities	44,137	43,904
Accrued interest	1,429	1,537
Rents received in advance	6,336	6,234
Tenant security deposits	4,848	4,982
Deferred market rent, net	1,641	1,792
Total liabilities	703,531	795,620
Noncontrolling interests in the Operating Partnership	28,637	28,244
Equity:
Common shares, $0.001 par value per share, 150,000 shares authorized; 58,741 and 58,319 shares issued and outstanding, respectively	59	58
Additional paid-in capital	915,758	913,367
Accumulated other comprehensive loss	(27)	(844)
Dividends in excess of accumulated earnings	(447,464)	(476,198)
Total equity	468,326	436,383
Total liabilities, noncontrolling interests and equity	$1,200,494	$1,260,247

Earnings Release - Continued

Same Property Analysis
(unaudited, dollars in thousands)

Reconciliation of net (loss) income to Same Property NOI(1):
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Number of buildings	69	69	69	69

Net (loss) income	$(2,828)	$(1,992)	$42,201	$(2,093)
Total other expenses (income)	5,348	4,804	(35,539)	11,264
Impairment of rental property	—	2,772	—	2,772
Depreciation and amortization	13,845	15,141	28,411	30,147
General and administrative expenses	6,214	4,305	10,712	8,884
Non-comparable net operating income(2)	(739)	(3,163)	(2,642)	(8,064)
Same Property NOI	$21,840	$21,867	$43,143	$42,910

Same property revenues
Rental	$28,317	$28,192	$56,788	$55,971
Tenant reimbursements and other(3)	5,565	5,443	11,752	12,098
Total same property revenues	33,882	33,635	68,540	68,069
Same property operating expenses
Property(4)	7,712	7,621	16,709	16,841
Real estate taxes and insurance	4,330	4,147	8,688	8,318
Total same property operating expenses	12,042	11,768	25,397	25,159
Same Property NOI	$21,840	$21,867	$43,143	$42,910

Same Property NOI growth	(0.1)%		0.5%

	Weighted Average Occupancy for the Three Months Ended June 30,		Weighted Average Occupancy for the Six Months Ended June 30,
	2017	2016	2017	2016
Same Properties	92.5%	92.7%	92.3%	92.7%

Change in Same Property NOI (accrual basis)
By Region	Three Months Ended June 30, 2017	Percentage of Base Rent	Six Months Ended June 30, 2017	Percentage of Base Rent
Washington, D.C.	(1.7)%	33%	0.3%	33%
Maryland	(0.1)%	29%	1.8%	29%
Northern Virginia	1.4%	16%	2.2%	16%
Southern Virginia	1.1%	22%	(1.9)%	22%
By Type
Business Park / Industrial	3.0%	31%	(4.3)%	31%
Office	(1.6)%	69%	1.2%	69%

(1)
Same property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same property results for the three and six months ended June 30, 2017 and 2016 exclude the operating results of all disposed properties and the results of the following non-same properties that were owned as of June 30, 2017: Redland I and the NOVA build-to-suit.

(2)
Includes property results for Redland I, the NOVA build-to-suit and all properties that were disposed of prior to June 30, 2017. Also includes an administrative overhead allocation, which was replaced by a normalized management fee.

(3)	Excludes termination fee income for comparative purposes.

(4)	Same property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.